Exhibit 10.1

BRIDGE LOAN AND SECURITY AGREEMENT, dated as of May 5, 2015, by and between Interactive Motion Technologies Inc., a Massachusetts corporation (the “Borrower”), and Bionik Laboratories Corp., a Delaware corporation (the “Lender”).

WHEREAS, subject to the limitations set forth herein, the Lender wishes to loan to the Borrower $150,000.00 (the “Loan”), on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1.                  The Loan. Subject to the terms and conditions herein, on the date hereof, the Lender shall loan to the Borrower, and the Borrower shall borrow from the Lender, $150,000.00. All payments of principal, interest and other amounts payable hereunder shall be made in United States dollars, in immediately available funds to the Lender, without set-off, recoupment, counterclaim or deduction of any kind.

2.                  Maturity. Unless maturity is accelerated as provided herein, the Loan shall be repaid in full upon the earliest to occur of: (i) the one (1) year anniversary of the date hereof; (ii) any consolidation, merger, combination, reorganization or other similar transaction, or a series of related transactions, in which the Lender or an Affiliate of the Lender (in such case, the “Acquiror”) acquires the Borrower or all or substantially all of its assets (an “Acquisition Transaction”) or (iii) any other consolidation, merger, combination, reorganization or other similar transaction, or a series of related transactions, or the acquisition of all or substantially all of the Borrower’s assets, that would not in any case be an Acquisition Transaction (the date of the earliest of the foregoing being referred to as the “Maturity Date”).

3.                  Interest. The Borrower shall pay interest on the outstanding principal amount of the Loan, from and including the date hereof, on the 6 month anniversary of the date hereof and on the Maturity Date, at a rate equal to 6% per annum. Interest shall be payable in cash or, upon an Acquisition Transaction, payable pursuant to Section 4 hereof.

4.                  Conversion on Acquisition Transaction. In the case of an Acquisition Transaction, then the Loan (the outstanding aggregate principal and accrued interest) shall be converted into or credited towards or applied to the consideration paid or payable by the Acquiror to the Borrower in respect of the Acquisition Transaction. The amount of accrued interest shall be calculated as of the date the Acquisition Transaction closes.

5.                  Security Interest. As security for the payment and performance of the Loan, the Borrower hereby grants to the Lender a lien and continuing security interest in and to the following property of Borrower, wherever located, and whether now owned or hereafter acquired or arising: intellectual property, including, but not limited to all patents; accounts; chattel paper; goods, including all inventory and equipment and any accessions thereto; instruments, including promissory notes; investment property; documents; deposit accounts; general intangibles, including payment intangibles and software; to the extent not listed above, all other personal property; and to the extent not listed above as original collateral, proceeds and products of the foregoing.

6.                  Events of Default. Upon the failure by the Borrower to make a payment when due of any principal or interest on the Loan (an “Event of Default”), the Lender may declare the Loan, all interest thereon and all other amounts then outstanding hereunder to be, whereupon the same shall be immediately due and payable, without presentment, demand, protest or further notice of any kind, the same being hereby expressly waived by the Borrower. In any such case, the Lender may immediately exercise any remedies available to the Lender under applicable law.

7.                  Miscellaneous. This Agreement shall be binding upon and inure to the benefit of both parties hereto and their respective successors and assigns. This Agreement may not be assigned by the Borrower without the prior written consent of the Lender. If any provision of this Agreement shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof or thereof shall in any way be affected. No provision of this Agreement may be amended or waived without the prior written consent of the Lender and the Borrower.

8.                  Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

9.                  Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.                No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.               Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire Agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

The Borrower:		The Lender:

Interactive Motion Technologies Inc.		Bionik Laboratories Corp.

By:	/s/ Hermano Igo Krebs	By:	/s/ Peter Bloch
	Name: Hermano Igo Krebs		Name: Peter Bloch
	Title: Founder & Director		Title: CEO